                                                                    Exhibit 23.2





The Board of Directors
T Cell Sciences, Inc.


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                        KPMG PEAT MARWICK LLP





Boston, Massachusetts
November 3, 1995